Exhibit 3.5

ARTICLE VIII

Stock

Section 1. Shares. All shares issued by the corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the corporation and registered in the shareholder’s name as the shares are issued.

Section 2. Certificates of Stock. Any certificates of stock shall be numbered and registered in the order in which they are issued. Any certificate representing shares of the corporation shall certify the number of shares of stock of the corporation owned by him, signed by, or in the name of the corporation by the President or a Vice President and by the Secretary or an Assistant Secretary of the corporation (except that when any such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the its employee the signatures of any such officers may be facsimiles). If the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, and the corporation further determines that such shares shall be certificated, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation may issue to represent such class or series of stock, provided that, except in the case of restriction on transfers of securities which are required to be noted on any certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation may issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3. Lost Certificates. The Board of Directors may direct the issuance of: (i) a new certificate or certificates; or (ii) uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit or affirmation of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, certificates, or uncertificated shares the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in the form and in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In the case of uncertificated shares, it shall be the duty of the corporation, upon receipt of proper and duly executed transfer instructions from the registered owner of such uncertificated shares, or by his attorney authorized by a power of attorney duly executed and filed with the secretary or with a designated transfer agent or transfer clerk, to issue a new certificate or uncertificated shares to the person entitled thereto and record the transaction upon its books.

Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Ownership. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.